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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Sunrise Technologies International, Inc. on Form S-8 (File No. 33-82314, 33-53466 and 33-53448) of our report dated March 6, 1998 on our audit of the consolidated financial statements and financial statement schedule of Sunrise Technologies International, Inc., as of December 31, 1997, and for the year then ended, which report is included in this Annual Report on Form 10-K.




San Jose, California
April 6, 1998